Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Change Order Form

Change Order No.: 1 (R4)

Change Order Submission Date: 03 November 2014

Sponsor: ARCA biopharma Inc. (“Sponsor”)

Study Drug/Protocol No.: BUC-CLIN-303

Study Title: GENETIC-AF (“Study”)

EPM#: 5969

SPS#: 200267

Sponsor Contact:

[*]

DCRI Contacts:

[*]

Sponsor and Duke University (“Duke” or “DCRI”) entered in a Clinical Research Agreement (the “Agreement”), effective 05 November 2013, to conduct the above-referenced Project. This Change Order No. 1 serves as an amendment to the Agreement and provides details related to scope changes and associated budget adjustments.

Description of Scope Changes: The budget for this Change Order 1 is detailed in Attachment 1: “DCRI Detailed Fees and Pass-through Cost Estimate,” and an explanation of the change is referenced in the column called “Justification for Revised Scope”. Unless otherwise noted, the unit costs remain the same.

Study Timeline

The contracted scope of work included the enrollment of [*] patients at [*] North American (NA) sites beginning in [*] and ending in [*]. [*] The table below details these changes to the general timeline milestones.

Study Timeline
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Description of Budget Change Summary:

Type	Contract Value	Change Order No. 1 Value	Revised Total
DCRI Direct Fees	[*]	[*]	[*]
Pass-through Costs	[*]	[*]	[*]
Total	[*]	[*]	[*]

See attached budget file.

The DCRI will invoice completed units on a monthly basis. All payments remain as agreed upon as in the Agreement unless otherwise stated.

Revised Upfront Payment

Per the original contract, ARCA paid an upfront payment of [*] of the total study budget or [*]. The DCRI applied [*] of this upfront payment, or [*], towards initial project invoices and retained the remaining [*], or [*], to be applied to the final project invoices.

With this Change Order No. 1, the total contract value has been revised to [*]. Assuming [*] of this study budget, the upfront payment would be revised to be [*]. The variance between the amount retained from the initial upfront payment [*] and the revised [*] upfront payment [*] is [*]. This amount will either be a credit to outstanding invoices or we will apply to future invoices until the monies are spent down.

Additionally, the DCRI has agreed to apply [*] of the revised upfront payment, or [*], towards project invoices and retain the remaining [*], or [*], to be applied to the final project invoices.

In summary, [*] plus [*] for a total of [*] will be credited to outstanding invoices and/or applied to future invoices until these monies spent down. The DCRI will retain [*] to be applied to the final project invoices.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Approval Signature:

Sponsor:		Duke University:

By:	/s/Christopher Ozeroff	By:	/s/ Michael Sledge
Title:	SVP and General Counsel	Title:	CFO / DCRI

Date: November 12, 2014		Date: November 5, 2014

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Attachment 1

DCRI Detailed Fees and Pass-through Cost Estimate

[* 4 pages of text omitted]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended